SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM SB-2
Registration Statement
Under the Securities Act of 1933

MailTec, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   Nevada                      561499                20-0754724
(State or other jurisdiction             (Primary Standard                 (I.R.S. Employer
   of incorporation or               Industrial Classification              Identification
     organization)                          Code Number)                        Number)

                                                 W. Ross C. Corace
469 S. Cherry Street, #207                 469 S. Cherry Street, #207
     Denver, CO 80246                          Denver, CO 80246
      (303) 753-6512                            (303) 753-6512
     (Address, and telephone number                        (Name, address and telephone number
     of principal executive offices)                               of agent for service)

Copies to:
Ms. Jody Walker ESQ.
7841 South Garfield Way
Littleton, CO 80122
Phone 303-850-7637 Fax 303-220-9902

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED     PROPOSED      AMOUNT OF
SECURITIES TO BE         BEING      MAXIMUM      MAXIMUM      REGISTRATION
REGISTERED               REGISTERED OFFER PRICE  AGGREGATE        FEE
                                    PER SHARE   OFFER PRICE       (4)
                                       (4)
Common Stock(1)    1,250,000  $2.50   $3,125,000   $367.81
Common Stock(2)       73,064  $2.50      182,660     21.50
Common Stock(3)      150,000  $2.50      375,000     44.14
                   ---------          ----------   -------
Total                                 $3,682,660   $433.45

(1) Represents common stock being sold in this offering.
(2) Represents common stock to be distributed to shareholders of Oakwood Enterprises, Inc., an unaffiliated corporation.
(3) Represents common stock being registered on behalf of selling security holder.
(4)(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a), (c) and (g) under the Securities Act of 1933, as amended.

The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting in accordance with Section 8(a), may determine.

Preliminary Prospectus Dated August 4, 2005.    SUBJECT TO COMPLETION

Up to a Maximum of 1,250,000 Common Shares,
73,064 Common Shares to be distributed
to Shareholders of Oakwood Enterprises, Inc. and
150,000 Common Shares on behalf of Selling Security Holder

$3,125,000

MailTec, Inc.

MailTec is registering 1,250,000 common shares for the aggregate offering price of $3,125,000 or $2.50 per common share.

As more fully set forth herein, Oakwood Enterprises, Inc., an unaffiliated corporation, proposes to distribute as soon as practicable after the effective date of this registration statement as a dividend to its shareholders of record at the close of business on May 31, 2005, one common share for each 7.23 Oakwood common share held by each
Oakwood shareholder on the record date.   This distribution was agreed
to based on arms length negotiations between the directors and
principal shareholders of Oakwood and MailTec.   Oakwood will
distribute 73,064 common shares owned by Oakwood, which represents
4.43% of MailTec's outstanding common shares on the record date.   The
distribution will be made by Oakwood without the payment of any
consideration by its shareholders.   The expenses of the distribution
are estimated to be $25,933 and are to be paid by MailTec.

Oakwood may be deemed to be an underwriter under the Securities Act of 1933.

The offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2006.

The selling security holder offering will commence on the termination of the primary offering and will terminate on or before December 31,
2007.   The selling shareholders will sell their common shares at $2.50 per common share until our common shares are quoted on the OTC
Electronic Bulletin Board.   Thereafter, the common shares may be
priced at prevailing market prices or privately negotiated prices.

We will not receive any proceeds from the sale of any of these common shares.

Prior to the date hereof, there has been no trading market for our common shares.

We will sell the common shares ourselves and do not plan to use
underwriters or pay any commissions.   We will be selling our common
shares using our best efforts and no one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement.

Consider carefully the risk factors beginning on page 8 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Proceeds of the Offering
                                  Per Common Share        Total
Offering Price                         $2.50           $3,125,000
Proceeds to MailTec, before expenses   $2.50           $3,125,000

The amount as shown in the preceding table does not reflect the deductions of (1) general expenses payable by MailTec and (2) fees payable in connection with legal and accounting expenses incurred in this offering. These expenses are estimated to be $25,933 if the total offering amount is obtained.

TABLE OF CONTENTS

Prospectus Summary                                                          7
Risk Factors                                                                8
   -  We cannot offer any assurance as to our future financial results
   -  Our auditors have expressed a going concern issue
   -  We do not have an active market for our securities
   -  We do not meet the requirements for our stock to be
        quoted on NASDAQ, AMEX, or any other senior exchange
   -  Our cash balances held with certain banks may exceed the insurance limits
   -  We are dependent on W. Ross C. Corace and key management personnel
   -  We are in an intensely competitive industry
   -  Your vote may not affect the outcome of any shareholder vote
   -  Strikes, work stoppages and slowdowns by our employees can negatively affect our results of operations
   -  Our failure to comply with applicable government regulation
   -  Economic and other conditions of our business, and a major target for our future growth
   -  Increases in aviation and motor fuel prices can negatively affect
   -  Our operating results are subject to cyclical and seasonal fluctuations
Forward Looking Statements                                                 12
The Distribution                                                           13
Selling Security Holder                                                    14
Business Operations                                                        15
Use of Proceeds                                                            21
Dilution                                                                   22
Dividend Policy                                                            23
Determination of Offering Price                                            23
Management's Discussion and Analysis of Financial
  Condition and Results of Operations                                      23
Management                                                                 25
Security Ownership of Certain Beneficial Owners
  and Management                                                           28
Certain Relationships and Related Transactions                             29
Description of Capital Stock                                               29
Shares Eligible for Future Sale                                            30
Plan of Distribution                                                       31
Disclosure of Commission Position on Indemnification                       33
  for Securities Act liabilities
Market for Common Stock and Related Stockholder Matters                    33
Experts                                                                    33
Legal Proceedings                                                          34
Legal Matters                                                              34
Where You Can Find More Information                                        34
Financial Statements                                                       34
Prospectus Cover Page                                                      49




Information Not Required in Prospectus                                     61
Exhibits                                                                   64
Undertakings                                                               65
Signatures                                                                 67

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 8 and the financial statements beginning on page 34.

Operations.                   MailTec will provide bulk mail expediting
to a number of established businesses
that utilize bulk mailings in their
operations such as financial
institutions, health organizations and
government.

MailTec offers a combined service whereby
MailTec picks up, sorts and transports
mail into the United States Postal
Service Sectional Center Facility closest to the ultimate delivery point.

MailTec will maintain a secured mailing
facility in Denver, Colorado that is
prepared to handle flat mail drop
shipping in the Rocky Mountain region.


The Offering                  MailTec hereby offers up to 1,250,000
common shares at $2.50 per common share.

                              There is no minimum investment and no
minimum offering amount.

Common stock
 Outstanding                  1,651,064

Common shares to be
 Outstanding after
 Offering                     2,901,064

Percent of common shares
 owned by current
 shareholders after
 maximum offering             57%

Gross Proceeds After
 Maximum Offering             $3,125,000


Use of Net Proceeds           The net proceeds, if the total offering
amount is obtained, would be $3,099,111 and will be used for corporate operations and possible expansion as follows:

Officer Salaries              $    90,000
Non-Affiliate Salaries             36,000
Office Expense                     20,000
Legal and Accounting               20,000

Rent                               36,000
Workman's Compensation             36,852
Liability Insurance                12,000
License & Fees                      4,000
Trade Organizations                 5,000
Vans                               60,000
Sorting Machines                  360,000
Postal Software                   150,000
Expansion Capital               1,662,500
Working Capital                   606,759
                              -----------
Total Net Proceeds            $ 3,099,111

The Distribution

Distributing Corporation      Oakwood Enterprises, Inc., a Nevada
corporation

Securities Being Distributed
 By Oakwood                   73,064 common shares

Purpose of Oakwood
 Distribution                 To enhance MailTec's ability to raise
additional capital, if necessary, in the future

Oakwood Distribution
 Ratio                        One common share for approximately every
7.23 shares of Oakwood common stock owned of record on May 31, 2005, the record date.

Use of Proceeds from
 Oakwood Distribution         The securities are being distributed to
holders of Oakwood common stock as a
dividend and neither MailTec nor Oakwood
will receive any cash or other proceeds
in connection with the Distribution
Market for our
 common stock                 There is no market for our common stock


RISK FACTORS

MailTec's business is subject to numerous risk factors, including the following.

1. We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We have not received substantial income from operations to date and future financial results are uncertain. We cannot assure you that MailTec can operate in a profitable manner. We have an accumulated
deficit of $(180,414) as of March 31, 2005.   Even if we obtain future
revenues sufficient to expand operations, increased production or marketing expenses would adversely affect liquidity of MailTec.

2. Our auditors have expressed a going concern issue that notes our need for capital and/or revenues to survive as a business.
You may lose your entire investment.

Our auditors have expressed reservations concerning our ability to continue as a going concern. We have not yet received any
substantial revenues and will continue to incur losses.   You may
lose your entire investment.

3. We do not have an active market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

We do not have an active public market for our common shares.   We
cannot assure you that an active public market will ever develop.
Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

4. We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and even though our stock is quoted on the OTC Bulletin Board, the tradability in our stock will be limited under the penny stock regulation.

The liquidity of our common stock would be restricted even after public listing if MailTec's common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of MailTec's common stock on the OTC Bulletin Board is below $5.00 per share, MailTec's common stock will come within the definition of a "penny stock." As a result, it is possible that MailTec's common stock may become subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell MailTec's common stock, and may affect the ability to resell MailTec's common stock.

5. Our cash balances held with certain banks may exceed the insurance limits. Our liquidity may be negatively affected if these institutions should fail.

At March 31, 2005, we maintained cash balances with U.S. Bank.
Balances are insured up to $100,000 by the Federal Deposit Insurance Corporation. At times, balances may exceed such insurance limits. Our liquidity may be negatively affected if these institutions should fail.

6. We are dependent on our officers. The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

Our success is dependent upon, among other things, the services of W. Ross C. Corace, CEO, president and director and Steven S. Martella, an
officer and director.   The loss of their services, for any reason,
could have a material adverse effect on our business, operations and financial condition. We do not have key-man life insurance policy for
Messrs. Corace or Martella.   The expansion of our business will place
further demands on existing management and future growth.
Profitability will depend, in part, on our ability to hire and retain the necessary personnel to operate our business. There is no certainty that we will be able to identify, attract, hire, train, retain and motivate other highly skilled technical, administrative, managerial, marketing and customer service personnel. Competition for such personnel is intense and there is no certainty that we will be able to successfully attract, integrate or retain sufficiently qualified personnel. The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

7.   We are in an intensely competitive industry.  There are numerous
competitors.   We may not be able to compete on price with these
competitors.

We compete with many companies and services on a local, regional and
national basis.   Our competitors include the postal services of the U.S.,
various motor carriers, express companies, freight forwarders, air
couriers and others.   Postal services may be able to obtain government
subsidies or to subsidize operating costs through profits from their
monopoly operations.   Our industry is undergoing rapid consolidation, and
the combining entities are competing aggressively for business at low rates. If we are unable to compete on price with these competitors as they attempt to increase their market share, our business will be materially adversely affected.

We will compete primarily in the United States. As our domestic competitors grow and consolidate, we will face more significant competitive challenges.

8. Your vote may not affect the outcome of any shareholder vote since our principal stockholder will retain approximately 46.53% of our outstanding stock.

Upon the completion of this offering, W. Ross C. Corace, an officer, director and principal shareholder, will retain approximately 46.53% of our outstanding stock, assuming all of the 150,000 common shares being registered on his behalf are sold in this offering. For instance, Mr.

Corace may be able to control the outcome of all stockholder votes, including votes concerning director elections, charter and by-law amendments and possible mergers, corporate control contests and other significant corporate transactions.

9. Strikes, work stoppages and slowdowns by our employees can negatively affect our results of operations

Our business depends to a significant degree on our ability to avoid strikes and other work stoppages by our employees. As our competitors have grown in size and strength, we face permanent loss of customers if we are unable to provide uninterrupted service.

We cannot assure you as to the results of a future unionization or negotiations of future collective bargaining agreements, whether future collective bargaining agreements will be negotiated without service interruptions or the possible impact of future collective bargaining
agreements on our financial condition and results of operations.   We
cannot assure you that strikes will not occur in the future in
connection with labor negotiations or otherwise.   Any prolonged strike
or work stoppage could have a material adverse effect on our results of operations and financial condition.

10. Our failure to comply with applicable government regulation could result in substantial fines or possible revocation of our authority to conduct operations.

Our operations are subject to a number of complex and stringent aviation, transportation, environmental, labor, employment and other laws and regulations. These laws and regulations generally require us to maintain and comply with a wide variety of certificates, permits, licenses and
other approvals.   Our failure to maintain required certificates, permits
or licenses, or to comply with applicable laws, ordinances or regulations, could result in substantial fines or possible revocation of our authority to conduct our operations.

   We cannot assure you that existing laws or regulations will not be revised or that new laws or regulations, which could have an adverse impact on our operations, will not be adopted or become applicable to us. We also cannot assure you that we will be able to recover any or all increased costs of compliance from our customers or that our business and financial condition will not be materially and adversely affected by future changes in applicable laws and regulations.

11. Economic and other conditions in the international markets in which we operate can affect demand for our services and our results of operations

   A key future component of our business, and a major target for our
future growth, will be our operations outside of the United States.   If
we are unable to compete successfully in these markets, our results of operations will be adversely affected.

   In many countries, we face vigorous competition from government-owned or sponsored postal services that are able to price their services extremely competitively due to their ability to obtain government subsidies or to subsidize operating costs through profits from their monopoly operations.

   Operations in international markets also present currency exchange and inflation risks. In some countries where we operate, economic and monetary conditions could affect our ability to convert our earnings to United States dollars or to remove funds from those countries. We may experience adverse tax consequences as we attempt to repatriate funds to the United States from other countries.

12. Increases in aviation and motor fuel prices can negatively affect our results of operations

   The entities that we utilize to forward our mail to zip codes out of our region require significant quantities of gasoline, diesel fuel and jet
fuel for our aircraft and delivery vehicles.   We therefore are exposed to
commodity price risk associated with variations in the market price for
petroleum products.   Competitive and other pressures may prevent us from
passing these costs on to our customers.   We cannot assure you that our
supply of these products will continue uninterrupted, that rationing will not be imposed or that the prices of, or taxes on, these products will not
increase significantly in the future.   Increases in prices that we are
unable to pass on to our customers will adversely affect our results of operations.

13. Our operating results are subject to cyclical and seasonal fluctuations

   We serve numerous industries and customers that experience significant fluctuations in demand based on economic conditions and other factors beyond our control. Demand for our services could be materially adversely affected by downturns in the businesses of our customers.

Based on in-house research, we will experience our best operating
results in the second and fourth quarters of each year.   Shipping
activity is generally lowest during the first quarter and weather conditions also can adversely affect first quarter operating results. Shipping activity is generally highest in the fourth quarter as a result of the holiday season.


FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of MailTec, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by MailTec, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                         THE DISTRIBUTION

Oakwood Enterprises, Inc.   On February 10, 2004, MailTec entered into
a one-year verbal consulting agreement with Oakwood to assist MailTec in its organizational formation, identification of management and other
consulting necessary to commence operations.   Pursuant to the
consulting agreement, Oakwood received 73,064 MailTec common shares.

After careful study and review, the board of directors of Oakwood determined that it would be in the best interests of Oakwood and its shareholders to distribute all of MailTec's common shares held by
Oakwood to its shareholders.   In addition, MailTec and Oakwood
determined that such a distribution would be in the best interests of
MailTec.    Oakwood shareholders may realize economic benefits from the sale of any common shares obtained in the distribution if a market for MailTec's common stock develops, although there can be no assurances that any such market will result.

Oakwood and MailTec believe that the distribution to Oakwood's shareholders, which will result in an increased shareholder base of MailTec, will be an advantage to MailTec at such time as MailTec may require additional capital and/or make application to NASDAQ. The increased shareholder base of approximately 490 shareholders represents an increase in potential future purchasers of additional stock in any subsequent offering or in the stock market if these individuals are satisfied with the performance of MailTec's operations.

The estimated cost of the distribution is $25,933 that will be paid by
MailTec.    Accordingly, after obtaining the approval of the
independent directors on Oakwood's Board of Directors, the Board of Directors of Oakwood declared a dividend pursuant to which, as soon as practicable after the effective date of this registration statement 73,064 common shares of MailTec, constituting all of the common shares owned by Oakwood, will be distributed to the shareholders of record of Oakwood as of May 31, 2005 on the basis of one common share for each
7.23 shares of Oakwood common stock held.

The common shares are being distributed by Oakwood as a dividend to holders of Oakwood common stock and neither MailTec nor Oakwood will receive any cash or other proceeds in connection with the distribution. No fractional common shares will be issued. Oakwood had approximately 490 shareholders of record on the record date.

In order to comply with certain provisions of Nevada corporate law, on June 15, 2005, the payment date, Oakwood deposited the common shares to
be distributed with Corporate Stock Transfer.   Corporate Stock will
hold such common shares for the benefit of Oakwood shareholders on the
record date.   The terms of the agreement with Corporate Stock provides
that the common shares will be released promptly after the registration statement to which this prospectus relates is declared effective by the
Commission.   However, if the registration statement is not declared
effective prior to July 31, 2006, then, unless such date is changed by notice to Corporate Stock from MailTec, Corporate Stock shall return all common shares to Oakwood without effecting the distribution.


SELLING SECURITY HOLDER

In addition to the primary offering 14by MailTec and registration of common shares being distributed by Oakwood, this prospectus relates to the resale of 150,000 shares of common stock by the selling security holder.

The selling security holder will sell his common share at $2.50 per common share until our common shares are quoted on the OTC bulletin
board.   Thereafter, the common shares may be priced at prevailing
market prices or privately negotiated prices.

If the selling security holder engages in short selling activities, he must comply with the prospectus delivery requirements of Section
5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling security holder will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not effected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network.

The table below sets forth information with respect to the resale of
shares of common stock by the selling security holder.   We will not
receive any proceeds from the resale of common stock by the selling security holder for common shares currently outstanding.

The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holder.

Name              Amount   Total Shares  % Owned      Number of     % Owned
                  Being       Owned      Prior to    Shares Owned    After
                Registered  Currently    offering   After offering  offering
W. Ross C. Corace  150,000   1,500,000    92.25%     1,350,000       46.94%

W. Ross C. Corace is an officer and director of MailTec.


BUSINESS OPERATIONS

Operations.

MailTec will provide bulk mail expediting to a number of established businesses that utilize bulk mailings in their operations such as financial institutions, health organization and government.

MailTec's core business will offer a method of flat mail drop shipping, which is an alternative to traditional First-Class mailing methods and
an enhancement to Pre-Sort standard class mail.   Due to lengthy
transit times, traditional First-Class mailing methods have been used
to replace bulk mailings.    Although First-Class mail meets more
service requirements, it also results in high postage costs, whereas MailTec's similar services will result in savings of up to 30% off First-Class postage.

We will use all options provided by the U.S. Postal Service to expedite
customer mailings.  We use presort standard - drop shipments.   We will
deliver our mail to the Denver Sectional Center Facility and, for a discounted price, the USPS will forward our priority bagged mail to the
post office facility that will deliver.   The USPS offers further
discounts due to volume, weight and sorting.   The standard presort
rate discount begins with a minimum of 200 pieces or fifty pounds of presorted flats. The weight classes are broken down into two main
categories - 3.3 ounces or less and more than 3.3 ounces.   Management
estimates that the bulk of our business will consist of handling basic irregular sized flats defined as no larger than 15 3/4" x 12" x 1 1/4"
weighing 3 to 16 ounces.   The USPS offers further discounts as volume
increases for both basic presorted flats and for automated presorted
flats.   Within the next twelve months, MailTec has no plans to become automated.

Our revenue will be based on difference between the amount paid by the
customer and our actual cost.   The greater the discounts we receive
due to volume, weight and sorting, the higher profit percentage we will
obtain.   Prices charged to our customers will be separately negotiated and will vary based on their volume and their actual cost to mail each piece calculated as postage plus overhead.

Services.

MailTec offers a combined service whereby MailTec picks up, sorts and transports mail into the destination United States Postal Service
facility closest to the ultimate delivery point.   The USPS receives
and delivers the mail to the end user through its local carrier
network.   The customer experiences First-Class comparable transit
times at a savings of up to 30% off First-Class postage.

MailTec focuses on three types of mail that qualify for its services:
   -  Flat Mail:  weight 3.3 ounces to 15.99 ounces
   -  Bound Printed matter:  weight 16 ounces to 15 pounds
   -  Irregulars:  weight 3.3 ounces to 15.99 ounces

Qualification of the mail is key to utilizing the MailTec Service to its fullest potential. As a result, MailTec will employ certified mailing professionals to assist in identifying customer opportunities.

The types of flat mail that qualify for MailTec's services are annual reports, booklets, brochures, CD's, course materials, college correspondence, directories, enrollment packets, financial-aid information, insurance benefits, license plates, media quides, t-shirts and videos.

MailTec will offer a highly secure solution for sensitive mailing
materials.   MailTec's expedited mail service includes bonded drivers,
and sealed, security-tagged containers.   Each flat receives its own
identification number and does not enter a US Postal Facility until the end of the process, when MailTec can provide confirmation of induction and final delivery.

We intend for the savings in postage costs to the customer to only begin the list of benefits offered through MailTec expedited services. Accountability of business communication remains the first priority for the customer and MailTec is committed to the continuous development of value-added services not available through traditional mailing methods.

Other benefits will include:
   -  Flexible pick-up schedules
   -  Bonded transportation professionals
   -  Address verification and correction
   -  Secured processing environment
   -  Flats automation
   -  Progressive tracking to USPS destination facilities
   -  Return Endorsements
   -  Transportation networks
   -  Enhanced disaster recovery capabilities
   -  Proprietary manifest software
   -  Advanced technology
   -  Customized reporting
   -  Coast-centered billing
   -  Web access to shipping data

MailTec will have a web-based management and tracking reporting system providing the customer quick access to their shipment data, allowing them to access the reports necessary for high volume distribution
management.   Samples of available data include processing dates, piece
counts, weights, postage, savings, distribution type, and destination
locations.   These reports are available in both summary and detail
formats.   Our ability to track an individual piece of mail by a unique identification number serves as a powerful tool for customer service departments, allowing for immediate access to the status of a current shipment, eliminating costly duplicate mailings.

MailTec intends to place its highest priority on the development of an extensive regional ground transportation network, ensuring the customer
the most direct induction into the USPS destination facility.   MailTec
intends to become a recognized "National Account" of the United States
Postal Service, Business Partner Segment.   This status is maintained
under strict USPS requirements and each year of renewal solidifies the intent of the USPS to continue to develop joint marketing programs and offer new products.

MailTec Process.

MailTec will offer flexible and multiple pick-up schedules to
accommodate the customer's daily work-shift requirements.   A team of
drivers will be compelled to adhere to a high level of service standards and operating procedures.

MailTec will receive its product in a secured mailing facility located
in Denver, Colorado.   Upon induction, the mail is staged and
segregated for immediate processing.   Each piece is weighted,
addresses are verified, assigned a company tracking number through a
proprietary manifest system and the indicia are applied.   Once the
mail enters MailTec's system, the primary sort segregates the mail according to zip codes and is then prepared for USPS induction.

MailTec will utilize the air network of regional airlines, UPS, Federal
Express and Airborne Express.   After initial processing and sorting at
MailTec's processing facility, mail for distribution is inventoried, containerized and sealed in specially designed MailTec transportation
containers.   At this point, each container is assigned a tracking
number from the entity (UPS, FedEx, etc) transporting to the nearest USPS facility as well the status of the product may be monitored at any
time.   MailTec's regional ground network ensures that the mail
received at the facility is transported and inducted into the
appropriate USPS destination facility within 12 to 24 hours.   As part
of the USPS program, MailTec will be subject to stringent requirements, which are audited at the site of sorting and verified at each USPS Destination Facility.

As part of MailTec's service, security measures have been developed by team experts and will remain standard operating procedure relative to the transport of products via ground and air cargo services.

For highly sensitive material, MailTec will provide bonded drivers and containers that can be sealed and security tagged; ensuring that products inbound to MailTec's facility will not be disturbed and that
any tampering will be immediately detected.   MailTec will assign an
identification number to each individual piece entering the system. Once accumulated, mail is securely containerized, sealed and assigned a tracking number in the transport system before delivery to MailTec's
facility.   All personnel who have contact with MailTec's processed
products will have been subject to rigorous screening that includes background and criminal checks.

Location and Facility.

MailTec's facility will be located within Metro-Denver.   The facility
has not yet been identified.   The facility will consist of a building
of approximately 4,000 square feet, which will be needed for mail
sorting.   The facility will be filled with different sorting bins that
will be differentiated by the last three digits of zip codes.   The
location, to be determined, will not affect the amount of business as long as the facility is established within the metro vicinity.

Equipment and Software.

Until MailTec's mail handling exceeds 2,000 pieces per day, MailTec will only need two personal computers, a scale and a small printer. The software that MailTec will purchase will provide address verification and correction, tracking and on-line reporting.

Market Overview and Strategy.

The flat mail market segment continues to be a main revenue contributor within the mail industry. According to the USPS Flats Summit, flat
mail represents 25% of total mail volume.   Flats amounted to 51.6
billion pieces delivered last year worth $14.6 billion to the USPS in
revenue.   (USPS Annual Report).

Management is of the opinion that society has become very centered upon speed, accountability and affordability, which is also evident in the
business world.   Based on in-house study, management believes that
without the mail industry, millions of customers would not be reached
and would ultimately be lost.   However, obtaining market share will be
difficult because MailTec must prove that we are timely, accountable and affordable customers may be hesitant to initially try a new
company.   Therefore, MailTec must prove to customers through
consistent measures that we will
   -   deliver in 2 to 5 days nationwide,
   -   save customers up to 30% off First-Class postage,
   -   provide flexible pick up schedules,
   -   have thorough customer tracking,
   - have content assurance using variable weight manifesting to weigh each piece individually, and
   - perform custom mail prep at our processing center locally located in Denver, Colorado.

MailTec marketing strategy will be to obtain the highest standards of customer satisfaction, and as a result will gain customer confidence and loyalty.

Customer Profile

MailTec's customers will consist of anyone who desires the need for
reliable and affordable mail expediting.   The majority of the business
will come from:
   -   large companies,
   -   financial institutions,
   -   colleges,
   -   government agencies,
   -   insurance companies,
   -   travel agencies,
   -   doctors' offices etc.;

whom may need to mail material such as:
   -   annual reports,
   -   booklets,
   -   brochures,
   -   CD's,
   -   course materials,
   -   correspondence,
   -   directories,
   -   enrollment packets,
   -   license plates,
   -   media guides,
   -   t-shirts, and
   -   videos, etc.

As of the date of this prospectus, MailTec will be the city's only
local processing facility.   The major benefit of this is that MailTec
will essentially have a one to two-day head start over its competition that may need up to two days to reach their processing facilities.

According to the demographics provided by the Colorado Demography Section (2003), the average annual population percent change for Colorado from 2000 to 2005 is projected at 1.6%. The 2000 state population for Colorado was 4,335,540 of which the County of Denver consisted of 555,782.

Advertising & Promotion

MailTec will establish itself in the Denver market by using a variety of marketing programs to successfully introduce MailTec to customers. The primary marketing tool will be the development of our Website.
The Website will allow customers to visit with MailTec and learn about
the services, prices, benefits, and operating procedures.   The Website
will also inform customers how to contact MailTec.

Other forms of marketing will be established through promotional brochures, which again will introduce MailTec and explain the services
and benefits offered.   MailTec will also pursue direct mailing to
viable businesses that may use MailTec's services.   Another marketing
tool will be the visibility of MailTec's delivery trucks that will increase customer awareness.

Competition

MailTec has several main competitors. These competitors include United States Postal Service, UPS/RMX, Federal Express Corporation, SmartMail Holdings LLC and Airborne Express. However, none of these competitors have a processing facility located in Denver, Colorado.

In order to compete effectively, we may need to expend significant internal resources for marketing to increase our market share.

The above-described companies may have a competitive advantage because they have greater access to content, maintain billing relationships with more customers and have access to established distribution networks.

These companies have an established customer base and instant
market recognition.   These competitors have greater access to the
consumer.   For the year ended February 28, 2004, Federal Express
had revenues of $17,383,000,000.    For the year ended December
31, 2004, United Parcel Service had total revenue of
$36,582,000,000.   We have not yet generated any revenue from our
business model compared to significant revenue generated by these competitors.

If new competitors seized our product ideas and e-commerce business model and produced competing web sites with similar product matrixes, our ability to generate revenue would be
negatively affected.   Additionally, these new competitors could
be better capitalized and capture a larger market share of our intended market.

Employees

W. Ross C. Corace, an officer and director is currently our only
employee.   Additionally employees will be hired as funds allow.  In
the immediate future, MailTec will hire a general manager and a sorter.

Reports to Security Holders

After this offering, we will become a fully reporting company under the requirements of the Exchange Act, and we will file the necessary quarterly and other reports with the Securities and Exchange
Commission.    Although we will not be required to deliver our annual
or quarterly reports to security holders, we would be pleased to forward this information to security holders upon receiving a written
request to receive such information.   The reports and other
information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, N. W., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public
Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

Information on the operation of the Public Reference Room may be
obtained by calling the SEC at 1-800-SEC-0330.   In addition, the
Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Properties

We lease our office space at 469 S. Cherry Street, #207, Denver,
Colorado 80246 on a month to month basis at a monthly rate of
$437.50.   Our office space consists of 560 square feet.

Upon successful completion of this offering, we will maintain a
secured mailing facility in Denver, CO.   MailTec is currently in
the beginning stages of identifying appropriate space.

The real property utilized by MailTec is in good condition, adequate for present operations and adequately covered by insurance. We also maintain insurance coverage for commercial general liability including blanket contractual liability, tenant's legal liability, non-owned automobile, and cross liability coverage.


USE OF PROCEEDS

If the maximum offering amount is reached, MailTec shall receive gross
proceeds of $3,125,000.   Based on MailTec's present plans, which
represent the existing and anticipated business conditions, MailTec intends to apply the estimated net proceeds of the maximum offering and at intervals less than $3,125,000 over the next twelve months as follows:

Gross proceeds                $ 3,125,000    $ 2,000,000     $ 1,000,000       $ 500,000
Offering expense                   25,933         25,933          25,933          25,933
                              -----------    -----------     -----------       ---------
Net proceeds                  $ 3,099,067     $1,974,067     $   974,067       $ 474,067

Officer Salaries              $    90,000     $   90,000     $    90,000       $  90,000
Non-Affiliate Salaries             36,000         36,000          36,000          36,000
Office Expense                     20,000         20,000          20,000          20,000
Legal and Accounting               20,000         20,000          20,000          20,000
Rent                               36,000         36,000          36,000          36,000
Workman's Compensation             36,852         36,852          36,852          36,852
Liability Insurance                12,000         12,000          12,000          12,000
License & Fees                      4,000          4,000           4,000           4,000
Trade Organizations                 5,000          5,000           5,000           5,000
Vans                               60,000         48,000          36,000          24,000
Sorting Machines                  360,000        240,000         120,000         120,000
Postal Software                    50,000         50,000               -               -


USPS Deposit                      100,000        100,000          50,000          50,000
Expansion Capital               1,662,500        900,000         375,000               -
Working Capital                   606,759        376,259         133,259          20,259
                              -----------     ----------     -----------       ---------
Total Net Proceeds            $ 3,099,067     $1,974,067     $   974,067       $ 474,067

*If the offering is conducted through a National Association of Securities Dealers, Inc. member firm, standard NASD commissions will be paid.

The foregoing use of proceeds is a good faith estimate and is not conclusive. If the board of directors of MailTec deems it necessary and in MailTec's best interest to modify the use of the proceeds at a later time, it will do so.


                                    Dilution

Assuming completion of the offering, there will be up to 2,901,064
common shares outstanding.   The following table illustrates the per
common share dilution as of March 31, 2005 that may be experienced by investors at various funding levels.

Funding Level                  $3,125,000      $2,000,000      $1,000,000      $500,000
                              -----------     -----------     -----------    ----------
Offering price                   $2.50            $2.50             $2.50        $2.50
Net tangible book
  value per common
  share before offering           (.03)            (.03)             (.03)        (.03)
Increase per common
  share attributable to
  investors                       1.08              .82               .48          .26
                                ------           ------            ------       ------
Pro forma net tangible
  book value per
  common share after
  offering                        1.05              .79               .45          .23
                                ------           ------            ------       ------
Dilution to investors             1.45             1.71              2.05         2.27

Dilution as a
  percentage of
  offering price                    58%              68%              82%           91%

Based on 1,651,064 common shares outstanding as of March 31, 2005 and total stockholder's deficit of $(44,530) utilizing audited March 31, 2005 financial statements.

Further Dilution

In the future, MailTec may issue equity and debt securities: Any sales of additional common shares may have a depressive effect upon the market price of MailTec's common shares and investors in this offering.


DIVIDEND POLICY

We have never declared or paid any dividends. In addition, we anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.


DETERMINATION OF OFFERING PRICE

The offering price of the common shares were arbitrarily determined by MailTec based on the financial needs of MailTec without regard to the book value or market value, if any, of our common shares.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Trends and Uncertainities

The demand for our services would be negatively affected by any reduction in the discounts provided by the USPS for volume, weight
and sorting of mail.   Additionally, increased costs of carriers
such as Federal Express and UPS could negatively affect our operations.

Investing Activities

Other than the purchase of fixed assets for $400 for the year ended March 31, 2005, MailTec has not pursued any investing activities since inception.

Financing Activities

For the year ended March 31, 2005, MailTec has received proceeds of $33,000 from the subscription and sale of its common and preferred stock. Comparatively, MailTec received proceeds of $1,000 and $2,000 from the sale of its preferred stock for the period from February 9, 2004 to March 31, 2004 and the year ended March 31, 2005, respectively.

During the year ended March 31, 2005, MailTec executed a United States Small Business Administration loan agreement. The SBA agreement provides for a $100,000 loan with a maturity of March 8, 2012, with interest at Wall Street Journal Prime Rate plus 1.75 percent

Our cash flow will be reduced by the payments of principal and interest
of $1,596 per month for 84 months.   The loan is secured by a $50,000
certificated of deposit.

During the year ended March 31, 2005, MailTec entered into a $138,000
line of credit.   The agreement provides for a $138,000 loan with a
maturity of February 1, 2010, with interest at Wall Street Journal
Prime Rate plus 1.75 percent.   Our cash flow will be reduced by the
payments of principal and interest of $2,941 per month for 58 months,
commencing May 1, 2005.   The loan is secured by the assets of MailTec
and is guaranteed by W. Ross C. Corace, an officer and director.

Results of Operations

We are a development stage company and have not yet commenced
operations.   For the year ended March 31, 2005, we did not receive any
revenue and had selling, general and administrative expenses of $133,891 which consisted of basis operating expenses spent to set up business operations and the administrative, legal and accounting expenses necessary to proceed with this registration statement.

For the year ended March 31, 2005, we had a stock compensation expense of $45,109. These expenses were due to the payment of financial services and administrative services in common stock in an attempt to
conserve the limited capital of MailTec.   These increases in stock
compensation through the issuance of stock are not expected to
continue.   Future payments for services, if any, will be made in cash as much as possible.

For the period from February 9, 2004 to March 31, 2004, we had selling, general and administrative expenses of only $160 as we were newly incorporated and had not yet pursued any operations.

Plan of Operation

Milestones:                          Steps                   Timeline

1. Assemble a sales staff          Identify candidates       3-6 months
                                Train selected candidates

2. Create sales material   Research competitors sales material 6 months
   and marketing campaign    Identify key marketing strategy
                               Create, print and distribute
                                    sales materials
                                  Identify prospects

3. Bring in customers sufficient  Develop relationships with 6-12 months
  to process 4,000 pieces of bulk   identified prospects
         mail a day

No one milestone needs to be complete to pursue any other milestone.

1. MailTec currently has sufficient working capital to defray the cost of hiring and training the sales candidates until the commission based pay commences.

Going Concern.   The accompanying financial statements have been
prepared assuming that MailTec will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. MailTec is in the development stage and has incurred ($180,414) losses since inception and has negative cash flows from
operations.   For the year ended March 31, 2005, MailTec had incurred a
net loss available to common stockholders of $(180,479).   The future
of MailTec is dependent upon our ability to reach our milestones, obtain additional equity financing and upon future successful development and marketing of MailTec's services.

Failure to reach the milestones discussed above or secure additional financing, if any, may result in MailTec's inability to continue as a going concern.

Controls and Procedures.   The chief executive officer and chief
financial officer of MailTec has made an evaluation of the disclosure controls and procedures relating to the financial statements of MailTec for the three months ended March 31, 2005 and have judged such controls and procedures to be effective as of March 31, 2005 (the evaluation date).

There have not been any significant changes in the internal controls of MailTec or other factors that could significantly affect internal controls relating to MailTec since the evaluation date.


MANAGEMENT

Our bylaws provide that the number of directors who shall constitute the whole board shall be such number as the board of directors shall at
the time have designated.   We confirm that the number of authorized
directors has been set at five pursuant to our bylaws.   Each director
shall be selected for a term of one year and until his successor is elected and qualified. Vacancies are filled by a majority vote of the remaining directors then in office with the successor elected for the unexpired term and until the successor is elected and qualified.

The directors, executive officers and significant employees are as follows:

NAME                                 AGE      POSITIONS HELD          SINCE
W. Ross C. Corace                    64      President, CEO, CFO    Inception
                                               Director            to present

Steven S. Martella                   43      Secretary/Director     June 23, 2005
                                                                    to present

Kenneth D. Barrett                   46       Director              June 23, 2005
                                                                    to present

W. Ross C. Corace.   Mr. Corace has been an officer and director of
MailTec since inception.   Mr. Corace was semi-retired from September
2000 until February 2004.   Mr. Corace was an officer and director of
Makepeace Capital Corp., a publicly held company engaged in home improvement sales from 1997 until its change of control in August 2000. Mr. Corace was an officer and director of RC Capital, Inc., a construction products company from July 1997 until it merged into
Makepeace in July 1998.   Mr. Corace was an officer of Foxmoor
Industries, Ltd., a publicly held corporation in the business of purchasing and selling home improvement contracts from December 1981
until it was purchased by General Pacific Corp. in June 1997.   Mr.
Corace received a BBA degree in business administration from Ohio University in 1963.

Steven S. Martella.  Steven S. Martella has been secretary and a
director of MailTec since June 15, 2005.   In 1981, Mr. Martella joined
the U.S. Postal Service as a management trainee and received his On-
The-Job Instructor Certification.   Over a 17-year period of time
through 1998, Mr. Martella held several management positions with the
U.S. Postal Service.   In the position of supervisor, Mr. Martella
managed the operations at the U.S. Postal Service Airline Mail Handling Facility at Stapleton Airport and DIA preparing shipments to be placed
on domestic airlines.   In that capacity, Mr. Martella trained
personnel in equipment and computer operations and in construction of
containers for shipping.   Mr. Martella coordinated the movement of
mail with the airlines.  While with the U.S. Postal Service, Mr.
Martella obtained his real estate broker's license.   From 1998 to
present, Mr. Martella has been with Ultimate Realty responsible for sales and administrative operations.

Kenneth D. Barrett.  Mr. Barrett has been a director of MailTec since
June 15, 2005.   From December 2000 to October 2004, Mr. Barrett was
employed by General Motors Saturn Division as a sales/leasing
consultant.   Mr. Barrett was employed by the U.S. Postal Service in
numerous capacities from June 1982 to December 2000.   During his
tenure at the U.S. Postal Service, Mr. Barrett occupied numerous management positions such as supervisor, mails and delivery; superintendent station/branch operations; superintendent, support services, manager, customer services and operations support specialist.

Among Mr. Barrett's duties, were included special assignments in
training and auditing.   From October 2003 to present, Mr. Barrett has
also worked as a mail carrier for the U.S. Postal Service.

The above named directors will serve in their capacity as director until our next annual shareholder meeting to be held within six months of our fiscal year's close. Directors are elected for one-year terms.

Executive Officer Compensation

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

The following shows the annual salaries, bonuses and stock options for our executive officers for the year ended March 31, 2005:

-------------------------------------------------------------------------------------------------------------------------+
                                             SUMMARY COMPENSATION TABLE
+----------------------------------------------------------------+--------------------------------------------------------+
|                                                                | Long-Term Compensation                                 |
+----------------------+-----------------------------------------+------------------------------+-------------------------+
|                      | Annual Compensation                     | Awards                       | Payouts                 |
+----------------------+---------+-----------+-------------------+-----------+------------------+-------------------------+
|(a)        |   (b)    | (c)     |   (d)     | (e)               | (f)       |  (g)             |  (h)       (i)          |
+-----------+----------+---------+-----------+-------------------+-----------+------------------+----------+--------------
|           |          |         |           | Other             |Restricted | Securities       |          |              |
|Name and   |          | Annual  |   Annual  | Annual            |Stock      | Underlying       |LTIP      | All Other    |
|Principal  | Fiscal   | Salary  |   Bonus   | Compensation      |Awards     | Options/SARs     |Payouts   | Compensation |
|Position   |  Year    | ($)     |   ($)     | ($)               |($)        | (#)              |($)       | ($)          |
+-----------+----------+---------+-----------+-------------------+-----------+------------------+----------+--------------+
|W. Ross
  C. Corace|  2005      $97,135        -            -                  -            -                 -           -
| (1)
|CEO, CFO
+-----------+----------+---------+-----------+-------------------+-----------+------------------+----------+--------------+
|Steven S.  |  2005        na         na            na                na             na             na            na
|Martella,(2)
|CFO
+-----------+----------+---------+-----------+-------------------+-----------+------------------+----------+--------------+

(1) Mr. Corace's aggregate restricted stock holdings at the end of the last completed fiscal year were 1,500,000 common shares with a value of $10,000. All 1,500,000 common shares have a rule 144 restrictive legend.

(2) Mr. Martella's aggregate restricted stock holdings at the end of the last completed fiscal year were 0 common shares with no value.

Option/SAR Grants in Last Three Fiscal Years

                            Individual Grants
---------------------------------------------------------------------------------
(a)                (b)                (c)                 (d)                (e)
                Number of
                Securities         % of Total
                Underlying         Options/SARs
                Options/           Granted to
                SARs               Employees in      Exercise or Base     Expiration
Name            Granted(#)         Fiscal Year       Price ($/Sh)            Date
W. Ross C.
  Corace           -                     -                -                    -

Steven S. Martella -                     -                -                    -

(1)All of the above options/SARs granted were exercisable based on 50% of such options exercisable after the first anniversary date in which they were awarded with the balance exercisable after the second anniversary date.

Option/SAR Grants in Last Fiscal Year

 (a)               (b)                (c)                 (d)                (e)
                                                      Number of
                                                      Securities         Value of
                                                      Underlying         Unexercised
                                                      Unexercised        In-the-Money
                                                      Options/SARs       Options/SARs
                                                      FY-End(#)          FY-End($)
                Shares Acquired                       Exercisable/       Exercisable/
Name            on Exercised(#)   Value Realized($)   Unexercisable      Unexercisable
---------------------------------------------------------------------------------------
W. Ross C.
  Corace               -                 -                  -                    -

Steven S. Martella     -                 -                  -                    -

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 31, 2005, the number and percentage of outstanding shares of MailTec common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer, and (iv) all officers and directors as a group.

Name of                     Common Stock        % Class Owned       % Class Owned
Beneficial Owner          Beneficially Owned   before offering      after offering
W. Ross C. Corace            1,500,000             92.25%               46.94%
1570 South York Street
Denver, Colorado 80210

Steven S. Martella                   0               0.00%               0.00%
7268 Secrest Court
Arvada, Colorado 80007

Kenneth D. Barrett                   0               0.00%               0.00%
8965 S. Holland Way, #104
Littleton, Colorado 80128

Officers & Directors
  As a Group (3 Persons)     1,500,000              92.25%              51.71%

Percentages are based upon 1,651,064 issued and outstanding as of July
31, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loan Guarantee.   During the year ended March 31, 2005, MailTec entered
into a $138,000 loan agreement. The agreement provides for a $138,000 loan with a maturity of February 1, 2010, with interest at Wall Street Journal Prime Rate plus 1.75 percent. Payments of principal and interest are $2,941 per month for 58 months, commencing May 1, 2005. The loan is secured by the assets of MailTec and is guaranteed by W. Ross C. Corace, an officer and director.

During the year ended March 31, 2005, W. Ross C. Corace, an officer and director of MailTec advanced $36,375 to MailTec and was repaid $36,375. Mr. Corace received $97,135 in the form of compensation.


DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of MailTec's certificate of incorporation and bylaws, as amended.

Common Shares. MailTec's articles of incorporation authorize it to issue up to 10,000,000 common shares and 4,000,000 preferred shares, $0.001 par value per common and preferred share.

Liquidation Rights. Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of MailTec legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.   There are no limitations or restrictions upon the
rights of the board of directors to declare dividends out of any funds legally available therefore. MailTec has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of
MailTec.   Accordingly, future dividends, if any, will depend upon,
among other considerations, MailTec's need for working capital and its financial conditions at the time.

Voting Rights.   Holders of common shares of MailTec are entitled to
voting rights of one hundred percent. Holders may cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights.   Common shares are not redeemable, have no conversion
rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. Common Shares do not have cumulative voting features. Our bylaws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

The authorized preferred stock may be issued from time to time in series. The board of directors is authorized to establish such series, to fix and determine the variations and the relative rights and preferences as between series, and to thereafter issue such stock from time to time. The board of directors is also authorized to allow for conversion of the preferred stock to common stock under terms and conditions as determined by the board of directors.

Transfer Agent. Corporate Stock Transfer, Inc., Denver Colorado acts as MailTec's transfer agent.


SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 1,651,064 shares of our common stock outstanding of which no common shares may be freely traded
without restriction.   Selling shareholders are registering 150,000
common shares in this offering. Additionally, 73,064 common shares are being registered to be distributed to Oakwood shareholders. The 1,651,064 common shares were issued pursuant to an exemption from registration under Section 4(2) and/or Rule 504 of the Securities Act of 1933.

Upon the effectiveness of this registration statement, up to an additional 1,250,000 common shares may be sold pursuant to this prospectus and will be eligible for immediate resale in the public
market if and when any market for the common stock develops.   The
remaining common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

In general, under Rule 144, a person who has beneficially owned, for at least one year, shares of common stock that have not been registered under the Securities Act or that were acquired from an affiliate of MailTec is entitled to sell within any three-month period the number of shares of common stock that does not exceed the greater of:

   - one percent of the number of then outstanding shares of common stock, or

   - the average weekly reported trading volume during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker. A person who is not an affiliate of MailTec under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the two year holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.


PLAN OF DISTRIBUTION

This prospectus relates to the sale of 1,250,000 common shares to the public, 73,064 common shares to be distributed to the Oakwood shareholders and 150,000 common shares being registered on behalf of a selling security holder.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement.

The common shares are being offered by W. Ross C. Corace, an officer
and director.   Mr. Corace will be relying on the safe harbor in Rule
3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Corace. Mr. Corace is not subject to a statutory disqualification and is not an
associated person of a broker or dealer.   Additionally, Mr. Corace
primarily performs substantial duties on behalf of MailTec otherwise than in connection with transactions in securities. Mr. Corace has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and he has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering shall terminate on December 31, 2006.

Our common stock is not traded over the counter. We intend to apply for the listing of our common stock on the Over The Counter Bulletin Board. The selling security holder may sell his common shares in one or more transactions. These may include "block" transactions in the over-the-counter market, in negotiated transactions or in a combination of such methods of sales, at prevailing market prices.

The selling security holder may effect such transactions by selling the common shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling security holder and/or the purchaser(s) of the common shares for whom they may act as agent.

The selling security holder and any agents, dealers or underwriters that act in connection with the sale of the common shares might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the common shares might be deemed to be underwriting discounts or commissions under the Securities Act.

MailTec is not aware of any current or future plans, proposals, arrangements or understandings by any selling security holders to distribute their registered shares of common stock of MailTec to their respective outstanding shareholders or partners.

MailTec is not aware of any plans, arrangements or understandings by any selling security holders to sell their registered shares of common stock to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

MailTec will receive no portion of the proceeds from the sale of the common shares by the selling security holder and will bear all of the costs relating to the registration of this offering, other than any
fees and expenses of counsel for the selling security holder.   Any
commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the common shares will be borne by the selling security holder.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not traded over the counter. We intend to apply for the listing of our common stock on the Over The Counter Bulletin Board.

Holders

As of July 31, 2005, the approximate number of shareholders of common stock of MailTec was 6.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable
future.   We plan to retain any future earnings for use in our
business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors as the board of directors deems relevant.


EXPERTS

The financial statements of MailTec appearing in this registration statement have been audited by Stark Winter Schenkein & Co., LLP, independent auditors and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

There are no legal proceedings, pending or threatened, against MailTec or its officers or directors in their capacity with MailTec at this time.


LEGAL MATTERS

Certain legal matters with respect to the issuance of shares of common stock offered by this prospectus will be passed upon by Jody M. Walker, Centennial, Colorado.


WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

MailTec, Inc.
469 South Cherry Street, #207
Denver, CO 80246
303-753-6512

Attention: W. Ross C. Corace, Chief Executive Officer and Chief
Financial Officer

Our fiscal year ends on March 31, 2005. We are a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.


FINANCIAL STATEMENTS

The following financial statements required by Item 310 of Regulation S-B are furnished below:

Independent Auditor's Report dated July 25, 2005.
Balance Sheet - March 31, 2005
Statement of Operations for the year ended March 31, 2005, for the period from inception (February 9, 2004) to March 31, 2004, and the period from inception to March 31, 2005.
Statement of Changes in Stockholders' Equity for the period from inception (February 9, 2004) to March 31, 2005.
Statement of Cash Flows for the year ended March 31, 2005, for the period from inception (February 9, 2004) to March 31, 2004, and the period from inception to March 31, 2005.
Notes to Financial Statements.

          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Shareholders and Board of Directors
MailTec, Inc.

We have audited the accompanying balance sheet of MailTec, Inc. (a development stage company) as of March 31, 2005, and the related statements of operations, stockholders' (deficit), and cash flows from inception (February 9, 2004) to March 31, 2004, the year ended March 31, 2005, and the period inception (February 9, 2004) to March 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MailTec, Inc. (a development stage company) as of March 31, 2005, and the results of its operations, and its cash flows from inception (February 9, 2004) to March 31, 2004, the year ended March 31, 2005 and from inception (February 9, 2004) to March 31, 2005 , in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a stockholders' deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Stark Winter Schenkein & Co., LLP

Denver, Colorado
July 25, 2005

                             MAILTEC INC.
                    (A Development Stage Company)
                             Balance Sheet
                            March 31, 2005

                                Assets
Current Assets
  Cash                                                     $  188,949
  Accounts receivable                                           1,500
                                                           ----------
    Total current assets                                      190,449
                                                           ----------
Property and equipment, net                                     4,275
                                                           ----------
                                                           $  194,724
                                                           ==========

                  Liabilities & Stockholders' (Deficit)

Current Liabilities
  Accounts payable and accrued expenses                    $    1,254
  Current portion of long term debt                            32,157
                                                           ----------
    Total current liabilities                                  33,411
                                                           ----------
Long term debt                                                205,843
                                                           ----------

Stockholders' (Deficit)
  Preferred stock, $.001 par value, 4,000,000 shares
   authorized, none issued or outstanding                           -
  Common Stock, $.001 par value; 10,000,000 shares
   authorized, 1,651,064 issued and outstanding                 1,651
  Additional paid in capital                                  134,233
  (Deficit) accumulated in the development stage             (180,414)
                                                           ----------
                                                              (44,530)
                                                           ----------
                                                           $  194,724
                                                           ==========





The accompanying notes are an integral part of the financial statements.

                             MAILTEC INC.
                    (A Development Stage Company)
                       Statements of Operations
     Year Ended March 31, 2005, February 9, 2004 (Inception) to
 March 31, 2004, and February 9, 2004 (Inception) to March 31, 2005

                                Year Ended        Inception to
                                  March 31,    March 31,    March 31,
                                    2005         2004         2005
                                 ----------   ----------   ----------
Revenues                         $        -   $        -   $        -
                                 ----------   ----------   ----------
Cost of Sales                             -            -            -
                                 ----------   ----------   ----------
Gross Profit                              -            -            -
                                 ----------   ----------   ----------

Operating Expenses
  Stock compensation expense -
   general and administrative        45,109            -       45,109
  Selling, general and
   Administrative                   133,891          160      134,051
                                 ----------   ----------   ----------
                                    179,000          160      179,160
                                 ----------   ----------   ----------
Operating (loss)                   (179,000)        (160)    (179,160)
                                 ----------   ----------   ----------

Other income (expense)
  Interest expense                   (1,254)           -       (1,254)
                                 ----------   ----------   ----------
                                     (1,254)           -       (1,254)
                                 ----------   ----------   ----------
Net (loss)                         (180,254)        (160)    (180,414)

Preferred stock dividends paid         (225)           -         (225)
                                 ----------   ----------   ----------
Net (loss) available to common
 stockholders                    $ (180,479)  $     (160)  $ (180,639)
                                 ==========   ==========   ==========

Per share information - basic and diluted:
Weighted Average Number of Common
 Shares Outstanding               1,546,086    1,500,080    1,540,148
                                 ==========   ==========   ==========

Net(loss) per share              $     (.12)  $     (.00)  $     (.12)
                                 ==========   ==========   ==========



The accompanying notes are an integral part of the financial statements.

                             MAILTEC INC.
                    (A Development Stage Company)
                 Statement of Stockholders' (Deficit)
           February 9, 2004 (Inception) to March 31, 2005

                                             Common Stock             Preferred Stock
                                          Shares       Amount       Shares       Amount
                                       ----------   ----------   ----------   ----------
Balance, February 9, 2004 (Inception)           -   $        -            -   $        -

Shares subscribed by founder at
 inception at $.007 per share           1,500,000        1,500            -            -

Fixed assets contributed to capital             -            -            -            -

Preferred stock issued for cash
   at $1.00 per share                           -            -        1,000            1

Common stock subscribed
   at $.75 per share                       20,000           20            -            -

Net (loss)                                      -            -            -            -
                                       ----------   ----------   ----------   ----------
Balance, March 31, 2004                 1,520,000        1,520        1,000            1

Preferred stock issued for cash
   at $1.00 per share                           -            -        2,000            2

Cash received for common stock
   subscriptions                                -            -            -            -

Dividends paid on preferred stock               -            -            -            -

Common stock issued for cash
   at $.32 per share                       30,000           30            -            -

Conversion of preferred stock to common
   stock                                    3,000            3       (3,000)          (3)

Shares issued for financial services
   at $.46 per share                       25,000           25            -            -

Shares issued for administrative
   services at $.46 per share              73,064           73            -            -

Contribution of certificate of deposit
   to capital                                   -            -            -            -

Net (loss)                                      -            -            -            -
                                       ----------   ----------   ----------   ----------
Balance, March 31, 2005                 1,651,064   $    1,651            -   $        -
                                       ==========   ==========   ==========   ==========

The accompanying notes are an integral part of the financial statements.



                             MAILTEC INC.
                    (A Development Stage Company)
            Statement of Stockholders' (Deficit) CONTINUED
     For the Period February 9, 2004 (Inception) to March 31, 2005

                                                                  (Deficit)      Total
                                                    Additional  accumulated in   Stock-
                                      Subscription    Paid-In   the development holders'
                                       Receivable     Capital       stage      (Deficit)
                                       ----------   ----------    ----------  ----------
Balance, February 9, 2004 (Inception)  $        -   $        -   $        -   $        -

Shares subscribed by founder at
 inception at $.007 per share             (10,000)       8,500            -            -

Fixed assets contributed to capital             -        5,000            -        5,000

Preferred stock issued for cash                 -          999            -        1,000

Common stock subscribed
   at $.75 per share                      (15,000)      14,980            -            -

Net (loss)                                      -            -         (160)        (160)
                                       ----------   ----------   ----------   ----------
Balance, March 31, 2004                   (25,000)      29,479         (160)       5,840

Preferred stock issued for cash
   at $1.00 per share                           -        1,998            -        2,000

Cash received for common stock
 subscriptions                             25,000            -            -       25,000

Dividends paid on preferred stock               -         (225)           -         (225)

Common stock issued for cash
   at $.32 per share                            -        7,970            -        8,000

Conversion of preferred stock to common
 stock                                          -            -            -            -

Shares issued for financial services
   at $.46 per share                            -       11,475            -       11,500

Shares issued for administrative services
   at $.46 per share                            -       33,536            -       33,609

Contribution of certificate of deposit
 to capital                                     -       50,000            -       50,000

Net (loss)                                      -            -     (180,254)    (180,254)
                                       ----------   ----------   ----------   ----------
Balance, March 31, 2005                $        -   $  134,233   $ (180,414)  $  (44,530)
                                       ==========   ==========   ==========   ==========

The accompanying notes are an integral part of the financial statements.

                             MAILTEC INC.
                    (A Development Stage Company)
                       Statements of Cash Flows
 Year Ended March 31, 2005, February 9, 2004 (Inception) to
   March 31, 2004, and February 9, 2004 (Inception) to March 31, 2005

                                                 Year Ended              Inception to
                                                  March 31,    March 31,    March 31,
                                                    2005         2004         2005
                                                 ----------   ----------   ----------
CASH FLOW FROM OPERATING ACTIVITIES
Net income (loss)                                $ (180,254)  $     (160)  $ (180,414)

Adjustments to reconcile net (loss)
to net cash (used in) operating activities:
  Depreciation and amortization                         965          160        1,125
  Non-cash stock compensation                        45,109            -       45,109
  Changes in:
    Accounts receivable                              (1,500)           -       (1,500)
    Accrued interest                                  1,254            -        1,254
                                                 ----------   ----------   ----------
Net cash (used in) operating activities            (134,426)           -     (134,426)
                                                 ----------   ----------   ----------

CASH FLOW FROM INVESTING ACTIVITIES
Purchase of fixed assets                               (400)           -         (400)
                                                 ----------   ----------   ----------
Net cash (used in) investing activities                (400)           -         (400)
                                                 ----------   ----------   ----------

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of Common Stock                8,000            -        8,000
Proceeds from issuance of Preferred Stock             2,000        1,000        3,000
Payment of dividend on preferred stock                 (225)           -         (225)
Contribution of certificate of deposit to capital    50,000            -       50,000
Proceeds from officer/director's advances            36,735            -       36,735
Payments on officer/director's advances             (36,735)           -      (36,735)
Proceeds from line of credit                        138,000            -      138,000
Proceeds from note payable                          100,000            -      100,000
Proceeds from subscriptions receivable               25,000            -       25,000
                                                 ----------   ----------   ----------
Net cash provided by investing activities           322,775        1,000      323,775
                                                 ----------   ----------   ----------
Net increase in cash                                187,949        1,000      188,949

Cash - beginning of period                            1,000            -            -
                                                 ----------   ----------   ----------
Cash - end of period                             $  188,949   $    1,000   $  188,949
                                                 ==========   ==========   ==========

The accompanying notes are an integral part of the financial statements.

                             MAILTEC INC.
                    (A Development Stage Company)
                  Statements of Cash Flows CONTINUED
 Year Ended March 31, 2005, February 9, 2004 (Inception) to
   March 31, 2004, and February 9, 2004 (Inception) to March 31, 2005

                                                                     Inception to
                                                  March 31,    March 31,    March 31,
                                                    2005         2004         2005
                                                 ----------   ----------   ----------
SUPPLEMENTAL DISCLOSURES
Interest paid                                    $        -   $        -   $        -
                                                 ==========   ==========   ==========
Income taxes paid                                $        -   $        -   $        -
                                                 ==========   ==========   ==========

Non-cash Investing and Financing Activities
Contribution of fixed assets to capital          $        -   $    5,000   $    5,000
                                                 ==========   ==========   ==========
Common stock subscriptions                       $        -   $   25,000   $   25,000
                                                 ==========   ==========   ==========
Conversion of preferred stock to common stock    $    3,000   $        -   $    3,000
                                                 ==========   ==========   ==========





The accompanying notes are an integral part of the financial statements.

                             MAILTEC, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2005


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
MailTec, Inc. (the Company) was incorporated in the State of Nevada on February 9, 2004 and has been in the development stage since its inception.  The Company purpose is to raise capital and debt to develop a
mail services business.   The Company has selected March 31 as its fiscal
year end.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. On an ongoing basis, management reviews those estimates.

Cash and Cash Equivalents
For purposes of balance sheet classification and the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment
Furniture, fixtures and equipment are stated at cost and are being depreciated using the straight-line method over the assets' estimated
economic lives of 5 to 7 years.   Property and equipment consists of
office furniture and equipment with a cost of $5,400 less accumulated depreciation of $1,125.

Financial Instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2005. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable and accrued expenses, and notes payable. Fair values are assumed to approximate carrying values for these financial instruments because they are short term in nature, or are receivable or payable on demand, and
their carrying amounts approximate fair value.   The carrying value of
long term debt approximates its fair value based on current market conditions for similar debt instruments.

Impairment of Long-Lived Assets
The Company periodically reviews the carrying amount of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell. As of March 31, 2005, management believes that there is no impairment of long-lived assets.

Revenue Recognition
Revenue from product sales are recognized when delivery has occurred, persuasive evidence of an agreement exists, the vendor fee is fixed or determinable, no further obligation exists and collectability is probable. Generally, title for these shipments passes on the date of shipment. Cost of products sold consists of the cost of raw materials and labor related to the corresponding sales transaction. When a right of return exists, the Company defers revenues until the right of return expires.

Revenue from services is recognized when service is completed.

Segment Information
The Company follows Statement of Financial Accounting Standards (SFAS) 131, "Disclosure about Segments of an Enterprise and Related Information". Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in one business segment and will evaluate additional segment disclosure requirements if it expands operations.

Net (Loss) Per Common Share
The Company follows SFAS 128, "Earnings Per Share". Basic earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year. Diluted earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of common shares and dilutive common share equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation.

Stock-Based Compensation
The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of
SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25, "Accounting for Stock Issued to Employees" (APB
25) but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for stock options.

The Company has issued its common stock as compensation to non-employees. The Company measures the amount of stock-based compensation based on the fair value of the equity instrument issued or the services or goods provided as of the earlier of (1) the date at which an agreement is reached with the non-employee as to the number of shares to be issued for performance, or (2) the date at which the non-employees' performance is complete.

Recent Pronouncements

In December 2003, the Financial Accounting Standards Board issued FASB Interpretation Number 46-R "Consolidation of Variable Interest Entities." FIN 46-R, which modifies certain provisions and effective dates of FIN 46, sets forth the criteria to be used in determining whether an investment is a variable interest entity that should be consolidated. These provisions are based on the general premise that if a company controls another entity through interests other than voting interests, that company should consolidate the controlled entity. The Company believes that currently, it does not have any material arrangements that meet the definition of a variable interest entity, which would require consolidation.

In November 2004, the FASB issued SFAS 151, "Inventory Costs." SFAS 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB 43, Chapter 4, "Inventory Pricing." Paragraph 5 of ARB 43, Chapter 4, previously stated, that ".under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges.." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS 151 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS 152, "Accounting for Real Estate Time-Sharing Transactions." The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS 66, "Accounting for Sales of Real Estate," for real estate time-sharing transactions. SFAS 152 amends Statement 66 to reference the guidance provided in SOP 04-2. SFAS 152 also amends SFAS 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS 152 is effective for years beginning after

June 15, 2005, with restatements of previously issued financial statements prohibited. Management does not expect adoption of SFAS 152 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS 153, "Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29, "Accounting for Nonmonetary Transactions." Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS 153 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS 123(R), "Share-Based Payment." SFAS 123(R) amends SFAS 123, "Accounting for Stock-Based Compensation," and APB Opinion 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2)that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on the Company's financial statements.

NOTE 2.  GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

The Company has experienced losses from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the year ended March 31, 2005, the Company incurred a net
(loss) of ($180,254). At March 31, 2005, the Company has a stockholders' (deficit) of ($44,530).

The Company's ability to continue as a going concern is contingent upon its ability to obtain capital or be party to an acquisition agreement. The Company is reliant on advances from related parties to maintain operations and is currently seeking acquisition candidates and capital.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.


NOTE 3. NOTES PAYABLE

During the year ended March 31, 2005, the Company executed a United States Small Business Administration loan agreement ("SBA"). The SBA agreement provides for a $100,000 loan with a maturity of March 8, 2012, with interest at Wall Street Journal Prime Rate plus 1.75 percent

Payments of principal and interest are $1,596 per month for 84 months. The loan is secured by a $50,000 certificated of deposit.

During the year ended March 31, 2005, the Company entered into a $138,000 loan agreement. The agreement provides for a $138,000 loan with a maturity of February 1, 2010, with interest at Wall Street Journal Prime Rate plus
1.75 percent. Payments of principal and interest are $2,941 per month for 58 months, commencing May 1, 2005. The loan is secured by the assets of the Company and is guaranteed by the founder.

The two loans have the following maturities:

                                    Year        Amount
                                 ----------   ----------
                                    2006      $   32,157
                                    2007          37,933
                                    2008          41,389
                                    2009          45,160
                                    2010          46,333
                                 Thereafter       35,028
                                              ----------
                                                $238,000
                                              ==========


NOTE 4. STOCKHOLDERS' (DEFICIT)

Preferred Stock
The Company's Board of Directors has the authority to issue 4,000,000 shares of $0.001 par value preferred stock, in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions as shall be stated in the resolution or resolutions. In the period inception to March 31, 2004, 1,000 share of 10 percent convertible preferred stock were issued for $1,000. During the year ended March 31, 2005, an additional 2,000 shares were issued for $2,000. The combined 3,000 shares subsequently received dividend payments of $225. In January 2005, the 3,000 shares were converted into 3,000 shares of the Company's common stock. No preferred stock is outstanding at March 31, 2005.

Common Stock
The Company's Board of Directors has the authority to issue 10,000,000 shares of $0.001 par value common stock. At inception 1,500,000 shares of common stock were subscribed for by the Company's founder for $10,000. During the period inception to March 31, 2004, an investor subscribed for 20,000 shares for $15,000. During the year ended March 31, 2005, cash of $25,000 was received for these two subscriptions.

During the year ended March 31, 2005, 30,000 shares of commons stock were issued for cash of $8,000. 25,000 shares were issued for financial services valued at fair market value of $0.46 per share, $11,500. An additional 73,064 shares were issued for administrative services valued at fair market value of $0.46 per share, $33,609. The total stock based compensation of $45,109 is reflected on the statement of operations.

Contributions to Capital
During the period inception to March 31, 2004, the Company's founder contributed $5,000 of furniture, fixtures and equipment to the Company.

During the year ended March 31, 2005, the Company's founder contributed a $50,000 certificate of deposit to the Company to secure a loan.


NOTE 5. INCOME TAXES

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes", which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The tax effects of temporary differences and net operating losses that give rise to significant portions of deferred tax assets and liabilities consisted of the following:

                                                Fiscal Year Ended
                                                  March 31, 2005
                                                ------------------
  Deferred tax assets (liabilities)
    Net operating loss carry forward                $   46,000
  Less valuation allowance                             (46,000)
                                                    ----------
  Net deferred tax asset                            $        -
                                                    ==========

The net operating loss carryforward will expire through 2025. The deferred tax asset has been fully reserved as of March 31, 2005. The primary difference between book and tax loss is stock compensation of $45,109. The change in the valuation allowance for the deferred tax asset during the year ended March 31, 2005 was $46,000.


NOTE 6. RELATED PARTY TRANSACTIONS

During the year ended March 31, 2005, the founder of the Company advanced $36,375 to the Company and was repaid $36,375. $97,135 was taken in the form of compensation.

Up to a Maximum of 1,250,000 Common Shares,
73,064 Common Shares to be distributed
to Shareholders of Oakwood Enterprises, Inc. and
150,000 Common Shares on behalf of Selling Security Holder



Prospectus

MailTec


August 4, 2005


YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING SECURITY HOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF COMMON STOCK.

Until __________________200__, all dealers and selling stockholders that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the registrant.


SEC Registration Fee. . . . . .    $  433.45
Printing and Engraving Expenses     1,500.00
Legal Fees and Expenses . . . .    18,000.00
Accounting Fees and Expenses. .     3,500.00
Miscellaneous . . . . . . . . .     2,500.00
                                    --------
TOTAL . . . . . . . . . . . . .   $25,933.45
                                  ==========

Item 26. Recent Sales of Unregistered Securities

The following information sets forth particular information for all our securities sold for the past three years, without registration under the Securities Act.

On February 10, 2004, W. Ross C. Corace purchased 1,500,000 shares for $.0067 per common share or $10,000.

On April 5, 2004, Trudy D. Drwenski purchased 50,000 common shares for $.46 per common share or $23,000.

On April 10, 2004, Randy Kaulback purchased 1,000 preferred shares for
$1.00 per preferred share or $1,000.   The preferred shares were
converted into 1,000 common shares on March 14, 2005.

On April 15, 2004, Oakwood received 73,064 common shares for financial consulting services valued at $.46 per common share or $33,609.

On May 17, 2004, Edward F. Altman purchased 2,000 preferred shares for
$1.00 per preferred share or $2,000.   The preferred shares were
converted into 2,000 common shares on March 14, 2005.

On March 8, 2005, the board of directors of MailTec issued 25,000 common shares to Richard S. Klingenstein for financial services valued at $11,500 at $.46 per share.

All of the securities issued in 2004 and 2005 were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1934 to sophisticated investors.

Item 27. Exhibits

INDEX TO EXHIBITS


Exhibit Number and Identification of Exhibit
(a)     Exhibits

(3)     Articles of Incorporation, By-Laws and Stock Option Plan.
      (i)      Articles of Incorporation.
      (ii)     By-Laws.
      (iv)     Instruments defining common stock
(5)     Consent and opinion of Jody M. Walker, Attorney At Law.
(11)    Statement of Computation of Per Share Earnings
         This Computation appears in the Financial Statements.
(23)   Consent of Certified Public Accountant.


Item 28. Undertakings

   (a) The undersigned registrant undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any additional or changed material on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) i. That, for the purpose of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant as provided in Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        ii. For determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado on the 4th day of August 2005.

MailTec, Inc.

/s/W. Ross C. Corace
------------------------------
By: W. Ross C. Corace, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

MailTec, Inc.
(Registrant)
By: /s/W. Ross C. Corace                        Dated: August 4, 2005
    -----------------------
    W. Ross C. Corace
    Director, Chief Executive Officer
    Chief Financial Officer, Controller


By: /s/Steven S. Martella                       Dated: August 4, 2005
    -----------------------
    Steven S. Martella
    Director

By: /s/Kenneth D. Barrett                       Dated: August 4, 2005
    -----------------------
    Kenneth D. Barrett
     Director


1